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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2013

APPLIED NANOTECH HOLDIINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The Company increased the compensation of its chairman, Dr. Robert Ronstadt from that described in the 2012 10K. Dr. Ronstadt’s fee for serving as Chairman was increased from $10,000 to $32,000 for 2013, retroactive to January 1, 2013. When combined with the base $20,000 fee for all Directors, this brings Dr. Ronstadt’s compensation to $52,000 for 2013.

As also described in the 2012 10K, the Directors are deferring payment of their fees until cash flow of the Company supports payment and Dr. Ronstadt’s increase is deferred as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Nanotech Holdings, Inc.

By: /s/ Douglas P. Baker
Date: April 12, 2013	Douglas P. Baker Chief Executive Officer